FIDELITY MUNICIPAL TRUST II

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

April 18, 2001

Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY MUNICIPAL TRUST II

FIDELITY MICHIGAN MUNICIPAL MONEY MARKET FUND

FIDELITY OHIO MUNICIPAL MONEY MARKET FUND

SPARTAN PENNSYLVANIA MUNICIPAL MONEY MARKET FUND

(the "Funds")

was held on April 18, 2001 at 11:00 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Mr. Ralph Cox, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment. Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

Ms. Capua reported that proxies representing 54.043% of the outstanding voting securities of the trust and at least 51.564% of each Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated February 20, 2001

Proxy Statement dated February 20, 2001

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.

Ms. Capua reported that the proposal to authorize the Trustees to continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument received 588,735,972.83 affirmative votes, or 88.967% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument, as set forth in the Proxy Statement dated February 20, 2001.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Trust Instrument for the Trust, which would increase the number of Trustees from 12 to 14 and allow the Trustees more flexibility and broader authority to act, subject to applicable requirements of federal and state laws and the Trustees' continuing fiduciary duty to act in the shareholders' interests.

Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Trust Instrument received 569,063,418.55 affirmative votes, or 85.994% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Trust Instrument, as set forth in the Proxy Statement dated February 20, 2001.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Ms. Capua reported that each of the fourteen nominees listed in the Proxy Statement received the affirmative vote of at least 88.243% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fourteen nominees listed in the Proxy Statement dated February 20, 2001, be, and they hereby are, elected as Trustees of Fidelity Municipal Trust II.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Michigan Municipal Money Market Fund and Fidelity Ohio Municipal Money Market Fund that would (i) modify the management fee that FMR receives from the Funds to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Funds, as set forth in the Proxy Statement, received 241,179,467.49 affirmative votes of Fidelity Michigan Municipal Money Market Fund, or 85.853% of the votes cast at the meeting; and 231,785,791.57 affirmative votes of Fidelity Ohio Municipal Money Market Fund, or 89.334% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for each of Fidelity Michigan Municipal Money Market Fund and Fidelity Ohio Municipal Money Market Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated February 20, 2001.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Spartan Pennsylvania Municipal Money Market Fund that would (i) modify the list of enumerated expenses borne directly by the Fund under its present Management Contract to include annual premiums payable on or after January 1, 2004, if any, for insurance coverage provided by a mutual insurance company and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Fund, as set forth in the Proxy Statement, received 102,216,727.54 affirmative votes of Spartan Pennsylvania Municipal Money Market Fund, or 81.580% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Spartan Pennsylvania Municipal Money Market Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated February 20, 2001.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Fidelity Michigan Municipal Money Market Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test. He stated that this would allow the Trustees to modify the Fund's 80% policy, as necessary, to comply with the SEC's name test rule if and when it is adopted without having to incur the potential costs and delays of conducting a shareholder meeting.

Ms. Capua reported that the proposal to eliminate the Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test, as set forth in the Proxy Statement, received 229,226,987.36 affirmative votes of Fidelity Michigan Municipal Money Market Fund or 81.598% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Michigan Municipal Money Market Fund's fundamental 80% investment policy be, and it hereby is, eliminated, and a non-fundamental policy that uses an 80% asset test rather than an income test, be, and it hereby is, approved, as set forth in the Proxy Statement dated February 20, 2001.

Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Fidelity Ohio Municipal Money Market Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test. He stated that this would allow the Trustees to modify the Fund's 80% policy, as necessary, to comply with the SEC's name test rule if and when it is adopted without having to incur the potential costs and delays of conducting a shareholder meeting.

Ms. Capua reported that the proposal to eliminate the Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test, as set forth in the Proxy Statement, received 221,128,815.04 affirmative votes of Fidelity Ohio Municipal Money Market Fund, or 85.227% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Ohio Municipal Money Market Fund's fundamental 80% investment policy be, and it hereby is, eliminated, and a non-fundamental policy that uses an 80% asset test rather than an income test, be, and it hereby is, approved, as set forth in the Proxy Statement dated February 20, 2001.

Mr. Dwight stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Spartan Pennsylvania Municipal Money Market Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test. He stated that this would allow the Trustees to modify the Fund's 80% policy, as necessary, to comply with the SEC's name test rule if and when it is adopted without having to incur the potential costs and delays of conducting a shareholder meeting.

Ms. Capua reported that the proposal to eliminate the Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test, as set forth in the Proxy Statement, received 100,452,041.02 affirmative votes of Spartan Pennsylvania Municipal Money Market Fund, or 82.767% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Pennsylvania Municipal Money Market Fund's fundamental 80% investment policy be, and it hereby is, eliminated, and a non-fundamental policy that uses an 80% asset test rather than an income test, be, and it hereby is, approved, as set forth in the Proxy Statement dated February 20, 2001.

Mr. Dwight stated that the ninth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Fidelity Michigan Municipal Money Market Fund's and Fidelity Ohio Municipal Money Market Fund's fundamental investment limitation concerning underwriting.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 230,985,667.63 affirmative votes of Fidelity Michigan Municipal Money Market Fund, or 82.224% of the votes cast at the meeting; and 224,804,189.64 affirmative votes of Fidelity Ohio Municipal Money Market Fund, or 86.643% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Michigan Municipal Money Market Fund's and Fidelity Ohio Municipal Money Market Fund's fundamental investment limitation concerning underwriting be, and they hereby are, amended, as set forth in the Proxy Statement dated February 20, 2001.

Mr. Dwight stated that the tenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Spartan Pennsylvania Municipal Money Market Fund's fundamental investment limitation concerning underwriting.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 99,474,591.56 affirmative votes of Spartan Pennsylvania Municipal Money Market Fund, or 81.961% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Pennsylvania Municipal Money Market Fund's fundamental investment limitation concerning underwriting be, and it hereby is, amended, as set forth in the Proxy Statement dated February 20, 2001.

Mr. Dwight stated that the eleventh and final item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Fidelity Michigan Municipal Money Market Fund's, Fidelity Ohio Municipal Money Market Fund's, and Spartan Pennsylvania Municipal Money Market Fund's fundamental investment limitation concerning lending.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 230,741,482.08 affirmative votes of Fidelity Michigan Municipal Money Market Fund, or 82.137% of the votes cast at the meeting; 222,366,389.38 affirmative votes of Fidelity Ohio Municipal Money Market Fund, or 85.704% of the votes cast at the meeting and; 102,042,091.62 affirmative votes of Spartan Pennsylvania Municipal Money Market Fund, or 84.077% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Michigan Municipal Money Market Fund's, Fidelity Ohio Municipal Money Market Fund's and Spartan Pennsylvania Municipal Money Market Fund's fundamental investment limitation concerning lending be, and they hereby are, amended, as set forth in the Proxy Statement dated February 20, 2001.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore